Exhibit 99.2
1 Troy, Michigan Presenters: Joseph P. Campanelli Chief Executive Officer Paul D. Borja Chief Financial Officer Q3 2010 Results

2 The information contained in this presentation is not intended as a solicitation to buy Flagstar Bancorp, Inc. stock and is provided for general information. This presentation may include forward-looking statements and include comments with respect to our objectives and strategies, and the results of our operations and our business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "assumes," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, or future or conditional words such as "assuming," "will," "would," "possible," "proposed," "projected," "positioned," "vision," "opportunity," "should," "could," "indicative," "target" or "may." Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There a number of factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward looking statements. Some of these are: Volatile interest rates that impact, amongst other things, (i) the mortgage banking business, (ii) our ability to originate loans and sell assets at a profit, (iii) prepayment speeds and (iv) our cost of funds, could adversely affect earnings, growth opportunities and our ability to pay dividends to shareholders. Our ability to maintain capital levels. Competitive factors for loans could negatively impact gain on loan sale margins. Competition from banking and non-banking companies for deposits and loans can affect our growth opportunities, earnings, gain on sale margins, market share and ability to transform business model. Changes in the regulation of financial services companies and government-sponsored housing enterprises, and in particular, declines in the liquidity of the mortgage loan secondary market, could adversely affect business. Changes in regulatory capital requirements or an inability to achieve desired capital ratios could adversely affect our growth and earnings opportunities and our ability to originate certain types of loans, as well as our ability to sell certain types of assets for fair market value or to transform business model. - General business and economic conditions, including unemployment rates, further movements in interest rates, the slope of the yield curve, any increase in fraud and other criminal activity and the further decline of asset values in certain geographic markets, may significantly affect the company's business activities, loan losses, reserves, earnings and business prospects. - Factors concerning the implementation of proposed enhancements and transformation of business model could result in slower implementation times than we anticipate and negate any competitive advantage that we may enjoy. When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events. Legal Disclaimer

Financials

4 Improvement in Net Income (Loss) ** Totals may not foot due to rounding Net loss available to common shareholders improved to its lowest level since gain in Q2 2008...

5 Income Statement ** Totals may not foot due to rounding

6 Net Interest Income ** Totals may not foot due to rounding

7 Non Interest Income ** Totals may not foot due to rounding

8 Non Interest Expense ** Totals may not foot due to rounding

9 Selected Balance Sheet Items ** Totals may not foot due to rounding

10 Pre-tax, pre-credit-cost Income ** Totals may not foot due to rounding

11 Decline in Credit Related Expenses ** Totals may not foot due to rounding

Mortgage Banking

13 Gain on Loans Sales ($ in millions)

14 (Dollars in millions) Loan Production - Historical Trend

15 Loan Production ** Totals may not foot due to rounding

16 Historical Residential Loan Underwriting Volume ** Totals may not foot due to rounding

17 Historical Residential Loan Lock Volume ** Totals may not foot due to rounding

18 Historical Residential Loan Closing Volume ** Totals may not foot due to rounding

Funding

20 Total Funding Breakout ** Totals may not foot due to rounding Sep 30, 2010

21 Deposits - Ending Balances ** Totals may not foot due to rounding (1) Ending balance and rate for the period noted

22 Decline in Funding Costs * Does not reflect savings associated with prepay of $250 million advance or restructure of 7 tranches of advances, which is expected to reduce effective cost of those advances by 1.23% 2.86% 3.02% 3.59% 3.05% 3.16% Avg. Funding Cost

Portfolio

24 Residential First Mortgages * As of Sep 30, 2010 ($ in thousands) Residential First Mortgage Portfolio - by State ** Totals may not foot due to rounding * Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools

25 Residential First Mortgages * As of Sep 30, 2010 ($ in thousands) Residential First Mortgage Portfolio - by LTV ** Totals may not foot due to rounding * Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools ** LTV equals current principal balance divided by appraised value at origination

26 Residential First Mortgages * As of Sep 30, 2010 ($ in thousands) Residential First Mortgage Portfolio - by Original FICO ** Totals may not foot due to rounding * Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools

27 Residential First Mortgages * As of Sep 30, 2010 ($ in thousands) Residential First Mortgage Portfolio - by Vintage ** Totals may not foot due to rounding * Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes loans eligible for repurchase from Ginnie Mae pools

28 As of Sep 30, 2010 ($ in 000’s) Commercial Real Estate (CRE) Portfolio ** Totals may not foot due to rounding

29 As of Sep 30, 2010 ($ in 000’s) Non Agency Investment Securities Available for Sale Portfolio ** Totals may not foot due to rounding

30 As of Sep 30, 2010 ($ in 000’s) Real Estate Owned Portfolio ** Totals may not foot due to rounding

Asset Quality

32 Asset Quality ** Totals may not foot due to rounding

33 Over 90 day delinquent plus matured plus performing non accrual, calculated using OTS method Does not include unallocated reserve Asset Quality By Loan Type - HFI ** Totals may not foot due to rounding

34 * Calculated using OTS method Historical Monthly Delinquency Trends - HFI First Mortgage

35 * Calculated using OTS method Historical Monthly Delinquency Trends - HFI Second Mortgage

36 * Calculated using OTS method Historical Monthly Delinquency Trends - HFI HELOC

37 * Includes performing non accrual commercial RE loans Historical Monthly Delinquency Trends - HFI Commercial RE

Capital

39 Historical Capital Ratios

Appendix

41 2010 / 2011 Outlook 1 1) Assumes consummation of $425 million public equity offering

42 Calculated using OTS method Delinquent Loans by Loan Type - HFI ** Totals may not foot due to rounding

43 HFI Residential First Mortgage Portfolio As of Sep 30, 2010 ($ in 000’s) * 90 day + matured and non performing accruals, calculated using OTS method HFI Residential 1st Mortgage Portfolio - by FICO and LTV ** Totals may not foot due to rounding ** LTV equals current principal balance divided by appraised value at origination

44 Non Performing Loans* As of Sep 30, 2010 ($ in 000’s) * 90 day + matured and non performing accruals, calculated using OTS method Non Performing Loans - by State - HFI ** Totals may not foot due to rounding

45 Non Performing Loans* As of Sep 30, 2010 ($ in 000’s) * 90 day + matured and non performing accruals, calculated using OTS method Non Performing Loans - by Vintage - HFI ** Totals may not foot due to rounding

46 Commercial Real Estate Portfolio* As of Sep 30, 2010 ($ in 000’s) Commercial Real Estate (CRE) Portfolio - by Vintage ** Totals may not foot due to rounding * Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes commercial letters of credit

47 Commercial Real Estate Portfolio* As of Sep 30, 2010 ($ in 000’s) Commercial Real Estate (CRE) Portfolio by State ** Totals may not foot due to rounding * Reflects unpaid principal balance of underlying loans before accounting adjustments for discounts and other items. Also excludes commercial letters of credit

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